    As filed with the Securities and Exchange Commission on _________, 1999
                                                        Registration No.________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            Registration Statement under the Securities Act of 1933

                                 Civic BanCorp
                                 -------------
            (Exact name of registrant as specified in its charter)


          California                                       68-0022322
          ----------                                       ----------
(State or other jurisdiction of                (IRS employer identification no.)
 incorporation or organization)

                2101 Webster Street, Oakland, California 94612
                ----------------------------------------------
          (Address of principal executive office, including zip code)

                     Civic BanCorp 1994 Stock Option Plan
                     ------------------------------------
                           (Full title of the plans)

 Herbert C. Foster, Civic BanCorp, 2101 Webster Street, Oakland, CA 94612-3043
 -----------------------------------------------------------------------------
                    (Name and address of agent for service)

                                (510) 836-6500
                                --------------
         (Telephone number, including area code, of agent for process)


                        Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------------------
Title of securities   Amount to be      Proposed maximum        Proposed maximum aggregate       Amount of
of the registered     registered     offering price per unit         offering price           registration fee
-------------------------------------------------------------------------------------------------------------------------
Common stock,           296,625            $13.75 (1)               $4,078,594.75 (1)            $1,133.85
Options to acquire      shares
common stock
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the NASDAQ Stock Market's National Market on September 20, 1999. Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Pursuant to the instructions for Form S-8, information required in the prospectus (Items 1 and 2) is not included in this Registration Statement.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

          The following documents previously filed or to be filed with the Commission pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are hereby incorporated by reference in this Registration Statement:

          (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

          (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

          (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report on Form 10-K referred to in paragraph (a) above.

          (e) The description of the Registrant's common stock contained in the Registration Statement filed under the Exchange Act, including the description of the Shareholder Rights Plan as described in the Form 8-A Rights Agreement previously filed with the Commission.

          All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

          The validity of the Shares that may be offered under the Civic BanCorp Employee Stock Purchase Plan will be passed upon for the Registrant by McCutchen, Doyle, Brown & Enersen, LLP, Three Embarcadero Center, San Francisco, CA 94111. Attorneys who are partners or employed by McCutchen, Doyle, Brown & Enersen LLP in the aggregate own approximately 3,600 Shares.

Item 6.   Indemnification of Directors and Officers.

          Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. The articles of incorporation of the Registrant contain provisions limiting the monetary liability of directors for breaches of the duty of care. Article 5 of the Bylaws of the Registrant contains provisions for the indemnification of directors, officers and employees to the fullest extent permitted under Section
317. In addition, the Registrant maintains officers and directors liability insurance for an annual aggregate maximum of $10,000,000.

Item 7.   Exemption from Registration Claimed.

          No securities to be sold pursuant to this registration statement are being reoffered or resold. Therefore this item is not applicable.

Item 8.   Exhibits

4.        Civic BanCorp 1994 Stock Option Plan as amended to Date

5.1       Opinion of McCutchen, Doyle, Brown & Enersen LLP re legality

23.1      Consent of KPMG LLP

23.2 Consent of McCutchen, Doyle, Brown & Enersen LLP (included in their opinion included as Exhibit 5.1)

24.       Power of attorney

Item 9.   Undertakings.

          (1)  Registrant hereby undertakes:

         (a) To file during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

               (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act); and, where interim financial information required to be presented by Article 3 of Regulation S-X of the 1934 Act are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

          (4) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakland, State of California, on September 20, 1999.

                                     CIVIC BANCORP
                                     (Registrant)


                                     By /s/ Herbert C. Foster
                                        ---------------------------------
                                            Herbert C. Foster
                                            President and
                                            Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature                                             Title                        Date
---------                                             -----                        ----
/s/  Herbert C. Foster                       President and Chief Executive     Sept. 20, 1999
-------------------------------------------  Officer and Director (Principal
      Herbert C. Foster                      Executive Officer)

/s/  Gerald J. Brown                         Senior Vice President and Chief   Sept. 20, 1999
-------------------------------------------  Financial Officer (Principal
     Gerald J. Brown                         Financial and Accounting
                                             Officer)

/s/ C. Donald Carr                           Director and Chairman             Sept. 20, 1999
-------------------------------------------
    C. Donald Carr

/s/  David L. Cutter                         Director                          Sept. 20, 1999
-------------------------------------------
     David L. Cutter

/s/  Wayne S. Doiguchi                       Director                          Sept. 20, 1999
-------------------------------------------
     Wayne S. Doiguchi

/s/  John W. Glenn                           Director                          Sept. 20, 1999
-------------------------------------------
     John W. Glenn

/s/  Paul R. Handlery                        Director                          Sept. 20, 1999
-------------------------------------------
     Paul R. Handlery

/s/  James C. Johnson                        Director      Sept. 20, 1999
-------------------------------------------
     James C. Johnson

/s/  Paul C. Kepler                          Director      Sept. 20, 1999
-------------------------------------------
     Paul C. Kepler

/s/  John E. Lindstedt                       Director      Sept. 20, 1999
-------------------------------------------
     John E. Lindstedt

/s/  Edward G. Mein                          Director      Sept. 20, 1999
-------------------------------------------
     Edward G. Mein

/s/  Dale D. Reed                            Director      Sept. 20, 1999
-------------------------------------------
     Dale D. Reed

/s/  Edward G. Roach                         Director      Sept. 20, 1999
-------------------------------------------
     Edward G. Roach

/s/  Barclay Simpson                         Director      Sept. 20, 1999
-------------------------------------------
     Barclay Simpson

                                 Exhibit Index

Item 8. Exhibits.                                                     Page
-----------------                                                     ----

4.      Civic BanCorp 1994 Stock Option Plan as amended to Date

5.1     Opinion of McCutchen, Doyle, Brown & Enersen LLP re legality

23.1    Consent of KPMG LLP

23.2 Consent of McCutchen, Doyle, Brown & Enersen LLP (included in their opinion included as Exhibit 5.1

24.     Power of attorney